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                                                                EXHIBIT 23(b)







The Board of Directors
Arcadian Corporation:



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement.



/s/ KPMG Peat Marwick LLP



Memphis, Tennessee

January 24, 1997